SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                              THE AAL MUTUAL FUNDS
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:


          2)   Aggregate number of securities to which transaction applies:


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          4)   Proposed maximum aggregate value of transaction:


          5)   Total fee paid:


[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:


          2)   Form, Schedule or Registration Statement No.:


          3)   Filing Party:


          4)   Date Filed:


                                                 THE AAL MUTUAL FUNDS
                                                 222 West College Avenue
                                                 Appleton, Wisconsin  54919-0007
                                                 800-553-6319 or 920-734-7633


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                                     [Logo]

                              THE AAL MUTUAL FUNDS
                          THE AAL HIGH YIELD BOND FUND
                             222 West College Avenue
                         Appleton, Wisconsin 54919-0007
                                  800-553-6319

                                  May 23, 2000

Dear Shareholder:

         Re:      SPECIAL MEETING OF SHAREHOLDERS

         Enclosed is a notice of a Special Meeting of Shareholders of The AAL High Yield Bond Fund (the "Fund"), to be held at 10:00 a.m. on June 21, 2000, together with a Proxy Statement and Form of Proxy relating to the business to be transacted at the meeting. This Special Meeting of Shareholders is being called for the reasons listed below.

PURPOSE

         The purpose of the Special Meeting is to consider and vote upon the Board of Trustees' recommendation that the Fund and its investment adviser, AAL Capital Management Corporation ("AAL CMC"), engage Pacific Investment Management Company ("PIMCO") as the sub-adviser to manage the investment of the Fund's assets. Approval by Fund shareholders of the new proposed sub-advisory agreement with PIMCO is required by applicable law. The retention of PIMCO is being proposed primarily for the following reasons:

          1. The investment performance of the AAL High Yield Bond Fund has been below a level deemed acceptable by the Trustees and AAL CMC.

          2. PIMCO is one of the country's largest money management firms and has substantial experience in the management of high yield bond portfolios.

          3. PIMCO offers a high level of investment management services. The engagement of PIMCO would not affect the overall fee that the Fund pays for management services.

         IF YOU HAVE ANY QUESTIONS OR CONCERNS THAT YOU WOULD LIKE TO DISCUSS ABOUT THE MEETING AND THE MATTERS TO BE ACTED UPON, PLEASE CALL US AT 800-553-6319.

         Thank you for your continued confidence in The AAL Mutual Funds. Your cooperation and participation in completing and returning the enclosed proxy will ensure that your vote is counted.

                                              Very truly yours,

                                              THE AAL MUTUAL FUNDS

                                              /s/Robert G. Same

                                              Robert G. Same, President

                              THE AAL MUTUAL FUNDS
                          THE AAL HIGH YIELD BOND FUND
                             222 WEST COLLEGE AVENUE
                         APPLETON, WISCONSIN 54919-0007
                                  800-553-6319
              ----------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

              ----------------------------------------------------

                           To Be Held on June 21, 2000

         A Special Meeting of the Shareholders of The AAL High Yield Bond Fund (the "Fund") will be held at 222 West College Avenue, Appleton, Wisconsin 54919, on June 21, 2000, beginning at 10:00 am local time for the following purpose:

          1. To approve, with respect to The AAL High Yield Bond Fund, a new Sub-Advisory Agreement by and among The AAL Mutual Funds (on behalf of the Fund), AAL Capital Management Corporation, the Fund's investment adviser and Pacific Investment Management Company ("PIMCO"), as sub-adviser to the Fund. A copy of the proposed Sub-Advisory Agreement is attached as Appendix A to the accompanying Proxy Statement;

          2. To transact such other business as properly may come before the meeting or any adjournment thereof.

         The Board of Trustees has fixed the close of business on April 28, 2000, as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote. Your attention is invited to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                        By Order of the Board of Trustees
                                        of The AAL Mutual Funds

                                        /s/Robert G. Same

                                        Robert G. Same, President
Appleton, Wisconsin
May 23, 2000

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                                 PROXY STATEMENT

                              THE AAL MUTUAL FUNDS
                          The AAL High Yield Bond Fund

                             222 West College Avenue
                         Appleton, Wisconsin 54919-0007
                                 1-800-553-6319



                    This Proxy Statement was first mailed to
                      Shareholders on or about May 23, 2000



                             SOLICITATION AND VOTING

SOLICITATION

         The enclosed Proxy is being solicited by the Board of Trustees of The AAL Mutual Funds ("AAL Trust") in connection with the Special Meeting of Shareholders of The AAL High Yield Bond Fund (the "Fund") to be held at 10:00 a.m. on June 21, 2000 (the "Special Meeting"). As discussed in more detail in this Proxy Statement, we are calling the Special Meeting to consider and vote on the approval of a Sub-Advisory Agreement pursuant to which Pacific Investment Management Company ("PIMCO") would manage the investment of the Fund's assets, as sub-adviser to the Fund, subject to the direction and control of AAL Capital Management Corporation ("AAL CMC") and the Board of Trustees. You are encouraged to read carefully this Proxy Statement, including the copy of the Sub-Advisory Agreement attached as Appendix A, and mark and return the proxy accompanying it.

QUORUM AND VOTING

         The presence at the Special Meeting, in person or by proxy, of shareholders representing one-third of all shares outstanding and entitled to vote on a matter constitutes a quorum for the transaction of business. Abstentions will be counted as present for purposes of determining a quorum, but will not be counted as votes cast with respect to the proposal. "Broker non-votes" (i.e., proxies received from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote the shares on a matter with respect to which the broker or the nominee does not have discretionary power), will be treated the same as abstentions.

         Approval of the Sub-Advisory Agreement requires the affirmative vote of "a majority of the outstanding voting securities" of the Fund, defined under the Investment Company Act of 1940 (the "1940 Act") to mean at least a majority of the outstanding voting shares of the Fund or, if less, 67% of the voting shares represented at a meeting at which the holders of 50% or more of the outstanding voting shares of the Fund are present or represented by proxy. Thus abstentions and broker non-votes will have the same effect as votes cast against the proposal.

         Shares represented by properly executed proxies received by AAL Trust will be voted at the Special Meeting and any adjournment as directed in the proxies. However, if no instructions are specified, shares will be voted "FOR" approval of the Sub-Advisory Agreement. A shareholder may revoke his or her proxy at any time prior to the voting by filing a written notice of revocation with the Secretary of AAL Trust prior to the Special Meeting or by delivering a duly executed proxy bearing a later date.

         Shareholders of record of the Fund at the close of business on April 28, 2000, will be entitled to one vote on each matter presented for each share so held. At that date, the Fund had 19,872,713 shares outstanding.

         The Board of Trustees of AAL Trust knows of no business to be considered at the Special Meeting other than approval of the Sub-Advisory Agreement. If any other matters are properly presented, it is the intention of the persons named on the enclosed proxy to vote proxies in accordance with their best judgment.

ADJOURNMENT

         In the event a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve the Sub-Advisory Agreement are not received, the persons named as proxies may propose one or more adjournments of such Special Meeting to permit further solicitation of proxies, provided they determine such an adjournment and additional solicitation is reasonable and in the best interests of shareholders based on a consideration of all relevant factors, including the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation. Adjournment would require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxy would vote in favor of such adjournment those proxies which they are entitled to vote "FOR" approval of the Sub-Advisory Agreement. They would vote against any such adjournment those proxies required to be voted "AGAINST" approval of the Sub-Advisory Agreement.

COST OF SOLICITATION

         In addition to this solicitation of proxies by use of the mails, proxies may be solicited by officers of AAL Trust and by officers and employees of AAL CMC personally or by telephone or telegraph, without special compensation. Proxies may also be solicited by a professional proxy solicitation service should management of AAL Trust determine that solicitation by such means is advisable. The cost of preparing and mailing proxy materials for the Special Meeting, and of soliciting proxies, will be borne by the Fund.

         UPON REQUEST AND AT NO COST TO A REQUESTING SHAREHOLDER, AAL TRUST WILL MAIL, BY FIRST CLASS MAIL, A COPY OF THE FUND'S ANNUAL AND SEMI-ANNUAL REPORTS FOR THE FISCAL YEAR ENDED APRIL 30, 1999, AND FOR THE SIX MONTHS ENDED OCTOBER 31, 1999, RESPECTIVELY. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF FREDERICK D. KELSVEN, SECRETARY, AT THE AAL MUTUAL FUNDS, 222 WEST COLLEGE AVENUE, APPLETON, WISCONSIN 54949-0007, TELEPHONE: 1-800-553-6319.

PROPOSAL - APPROVAL OF NEW  SUB-ADVISORY  AGREEMENT  FOR THE AAL HIGH YIELD BOND
FUND

BACKGROUND

         The Board of Trustees has determined that it is in the best interest of the Shareholders of the Fund to engage PIMCO as the sub-adviser to the Fund. Accordingly, the Board recommends that the Shareholders of the Fund approve a Sub-Advisory Agreement (the "Sub-Advisory Agreement") among AAL Trust (on behalf of the Fund), AAL CMC and PIMCO. The change is being recommended for the reasons discussed below.

         AAL CMC presently manages the Fund's investments. Under its management, the investment performance of the Fund has been below a level deemed acceptable by the Trustees and AAL CMC. The Board of Trustees and management determined that they should investigate alternatives in an effort to improve the Fund's performance.

         The Board of Directors determined that management should search for an outside advisory firm to assist with the management of the Fund's assets. Management was directed to conduct a search for an outside advisory firm with a proven track record in managing high yield bond funds.

         The search focused on finding and negotiating acceptable terms with an outside sub-adviser to manage the Fund's investments, while retaining the services of AAL CMC to provide administrative and other services it presently provides to the Fund under its investment advisory agreement with the Fund. AAL CMC reviewed and analyzed a worldwide data base of investment managers published by Lipper Inc. to identify possible candidates. Through this process, management narrowed the field to a list of investment management firms that had personnel with experience in the high yield bond market and investment styles that potentially qualified them as candidates to manage the Fund's investments. Management conducted telephone interviews with those firms, to learn more about their experience, investment management styles and philosophy, performance and personnel and their level of interest in managing the Fund's assets. Based on the telephone interviews, management narrowed the field of candidates to three firms, all of which were invited to participate in face-to-face interviews and to give personal presentations. After follow-up discussions and further information exchanges, management identified PIMCO as the leading candidate. AAL CMC engaged in a further due diligence investigation of PIMCO, which confirmed management's assessment. The parties then negotiated fee proposals and other terms of possible engagement of PIMCO as a sub-adviser to the Fund, as reflected in the attached Sub-Advisory Agreement.

         AAL CMC kept the Board of Trustees apprised of the steps it was taking throughout this process, and ultimately AAL CMC presented the Board with its analyses, findings and recommendations at a special meeting of the Board called and held for that purpose on May 1, 2000. After a thorough consideration of the process undertaken by management and AAL CMC and the information, analyses and recommendations presented, the Board of Trustees concluded that the retention of PIMCO to serve as sub-adviser to the Fund under the terms of the proposed Sub-Advisory Agreement would be in the best interests of the Fund and its shareholders. For a detailed description of the specific factors considered by the Board of Trustees, see the discussion under the caption "Trustees' Considerations and Recommendation" below.

         PIMCO, which was established in 1971, is a money management organization primarily specializing in fixed income management. PIMCO is registered as an investment adviser with the Securities and Exchange Commission. As of December 31, 1999, PIMCO had under management in excess of $185.9 billion in assets. PIMCO currently serves as adviser or sub-adviser to two other high yield bond funds with assets of approximately $3.3 billion as of March 31, 2000. Those two funds are described in more detail in Appendix C.

DESCRIPTION OF ADVISORY AGREEMENT

         AAL CMC has served as investment adviser to the Fund since its commencement of operations. AAL CMC provides these services pursuant to the terms of an Investment Advisory Agreement with AAL Trust, dated November 28, 1990, as amended. The Investment Advisory Agreement became effective with respect to the Fund when it commenced operations on January 8, 1997. Continuation of the Investment Advisory Agreement from year-to-year is subject to annual approval by the Board of Trustees, including at least a majority of the independent Trustees. The Investment Advisory Agreement was last re-approved by the Board of Trustees at a meeting held on August 25, 1999. The Investment Advisory Agreement provides that AAL CMC is entitled to compensation for services provided thereunder at the rate of 0.55% of the Fund's average daily net assets. The fee is computed daily and paid monthly. The Fund paid AAL CMC a total of $816,005 for services provided under the Investment Advisory Agreement for the Fund's fiscal year ended April 30, 2000. AAL CMC waived fees and/or reimbursed expenses to the Fund in the total amount of $263,355 for that year.

         THE RETENTION OF PIMCO AS SUB-ADVISER WILL HAVE NO EFFECT ON THE TERMS OF THE INVESTMENT ADVISORY AGREEMENT OR THE ADVISORY FEE PAID BY THE FUND. PIMCO's sub-advisory fee will be paid by AAL CMC out of its advisory fee.

DESCRIPTION OF SUB-ADVISORY AGREEMENT

         Under the Sub-Advisory Agreement, PIMCO, subject to the direction and control of AAL CMC and the Board of Trustees, would determine the securities that would be purchased or sold by the Fund, would arrange for their purchase and sale and would render other assistance to AAL CMC in formulating and implementing the investment program of the Fund. PIMCO would furnish or pay for all facilities, equipment and supplies required for it to carry out its duties under the Sub-Advisory Agreement, including, but not limited to, office space, office equipment, furnishings and personnel.

         Under the Sub-Advisory Agreement, PIMCO would receive a fee, calculated daily and paid monthly, out of the fee paid to the Adviser under the Advisory Agreement, at an annual rate of 0.25% of average daily net assets of the Fund. Because AAL CMC would pay this fee out of the advisory fee it receives from the Fund, the retention of PIMCO and PIMCO's receipt of this sub-advisory fee would not increase the overall fee paid by the Fund.

         Services to be Rendered by PIMCO to the Fund. Under the Sub-Advisory Agreement, PIMCO would:

          o Buy, sell, exchange, convert, lend and otherwise trade in any stocks, bonds, currencies, and any other securities or assets;

          o Place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as PIMCO may select;

          o Enter into and execute agreements on behalf of the Fund, relating to the acquisition or disposition of investment assets and the execution of portfolio transactions; and

          o Provide AAL CMC and the Trustees with such reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of AAL CMC's responsibilities under the Investment Advisory Agreement and under its Distribution Agreement with the Fund.

         Beyond the performance of these contractual services, PIMCO will provide marketing and shareholder servicing assistance. In general, this assistance will take the form of meetings and conference calls between one or more of PIMCO's investment staff with wholesalers, brokers/dealers, and/or shareholders.

         If approved, we presently anticipate that the Sub-Advisory Agreement would become effective on or about July 1, 2000. Unless earlier terminated as described below, the Sub-Advisory Agreement would remain in effect from year to year only so long as such continuance is specifically approved at least annually by the affirmative vote of: (i) a majority of the Trustees who are not parties to the Sub-Advisory Agreement or "interested persons" (as defined in the 1940
Act) of any such party cast in person at a meeting called for the purpose of voting on the approval; and (ii) either a majority of the entire Board of Trustees or of holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

         The Sub-Advisory Agreement may be terminated by PIMCO at any time without penalty upon giving AAL CMC and AAL Trust sixty (60) days written notice, and by AAL Trust or AAL CMC at any time without penalty upon giving PIMCO sixty (60) days written notice, provided that any termination by AAL Trust must be directed or approved by the vote of a majority of all of its Trustees in office at the time or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the voting securities of the Fund.

         If the Sub-Advisory Agreement is not approved by the shareholders of the Fund, AAL CMC will continue to manage the Fund's assets under the terms of the Investment Advisory Agreement, while other options can be pursued. The Trustees would then consider what course of action to pursue with respect to the Fund, which could involve renewing the search for additional personnel to assist AAL CMC with management of the Fund or seeking a different outside sub-adviser.

INFORMATION ABOUT PIMCO

         GENERAL. PIMCO is a Delaware general partnership and is a wholly-owned subsidiary of PIMCO Advisors, L.P. ("PIMCO Advisors"). PIMCO is located at 800 Newport Center Drive, Newport Beach, California 92660. PIMCO is a money management firm and is registered as an investment adviser with the Securities and Exchange Commission. The Principal Executive Officer and Managing Directors of PIMCO are listed in Appendix B.

         Allianz of America, Inc. ("Allianz of America") owns approximately 70% of the outstanding partnership interests in PIMCO Advisors. The remainder of the partnership interests in PIMCO Advisors are owned by Pacific Life Insurance Company ("Pacific Life"). Allianz of America is a subsidiary of Allianz AG. Allianz AG is a leading provider of financial services, particularly in Europe, and is represented in 68 countries world-wide through subsidiaries, branch and representative offices, and other affiliated entities.

         Significant institutional shareholders of Allianz AG currently include, among others, Dresdner Bank AG, Deutsche Bank AG, Munich Reinsurance and Hypo Vereinsbank. Credit Lyonnais, Dresdner Bank AG and Deutsche Bank AG, as well as certain broker-dealers that might be deemed to be affiliated with these entities, such as DB Alex Brown LLC, Deutsche Bank Securities, Inc. and Dresdner Kleinwort Benson North America LLC (collectively, the "Affiliated Brokers"), may be considered to be affiliated persons of PIMCO. Absent an SEC exemption or other relief, the Fund generally will be precluded from effecting principal transactions with the Affiliated Brokers, and its ability to purchase securities being underwritten by an Affiliated Broker or to utilize the Affiliated Brokers for agency transactions is subject to restrictions. PIMCO does not believe that the applicable restrictions on transactions with the Affiliated Brokers described above will materially adversely affect its ability to provide services to the Fund, the Fund's ability to take advantage of market opportunities, or the Fund's overall performance. Other series of the AAL Trust for which PIMCO (or an affiliate) does not serve as investment adviser or sub-adviser are not, in general, subject to those same restrictions.

     PORTFOLIO MANAGER. Mr. Benjamin Trosky, CFA, leads PIMCO's High Yield Team. Mr. Trosky is a Managing Director and a senior member of PIMCO's portfolio management and investment strategy groups. He also oversees the firm's credit research team, and is the portfolio manager for the PIMCO High Yield Fund. Mr. Trosky joined the firm 10 years ago, having been previously associated with Merrill Lynch Asset Management as a co-manager of high yield mutual funds. He has 20 years of investment experience in equity and credit research, and holds a bachelor's degree in Business Administration from Drexel University.

TRUSTEES' CONSIDERATIONS AND RECOMMENDATION

         In considering this matter, among other factors considered by the Board of Trustees, the following factors were important in its decision to recommend PIMCO as sub-adviser for the Fund and the terms of this Sub-Advisory Agreement:

          o The breadth of PIMCO's experience in the high yield markets and management of bond portfolios, and the success it has achieved managing investments in those markets;

          o PIMCO's philosophy with respect to risk management, including its practice of focusing on relatively higher quality tiers of the high yield market, its issuer diversification and industry concentration limitations and its management of duration;

          o The high level of consistency of PIMCO's investment philosophy and style with the investment objective and investment program of the Fund;

          o The quality and integrity of the personnel who would be directly responsible for attending to the Fund;

          o The fee schedule under which PIMCO is willing to provide services;

          o    The  fact  that the  retention  of PIMCO  will not  increase  the
               overall  fee  that  the  Fund  pays  for  investment   management
               services; and

          o    The financial strength of PIMCO.

         Based upon these considerations, the Board determined that it would be in the best interests of the Fund's shareholders to have PIMCO serve as the Fund's sub-adviser. The Board of Trustees has further determined that the terms of the Sub-Advisory Agreement are fair to, and in the best interests of, the Fund and its shareholders.

ACCORDINGLY, THE BOARD OF TRUSTEES, NONE OF WHOM IS AN "INTERESTED PERSON" OF PIMCO OR ANY OF ITS AFFILIATES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE "FOR" APPROVAL OF THE SUB-ADVISORY AGREEMENT.

                                 OTHER BUSINESS

         Management is not aware of any other matters that will come before the Special Meeting. However, if any other business should come before the Special Meeting, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment on such matters.

                             ADDITIONAL INFORMATION

ADMINISTRATOR AND DISTRIBUTOR

         In addition to serving as investment adviser to the Funds, AAL CMC also provides necessary administrative services to the Fund under the terms of the Investment Advisory Agreement, and serves as the distributor of the shares of the Fund pursuant to a Distribution Agreement. For the fiscal year ended April 30, 2000, the Fund paid AAL CMC a total of $47,901 in AAL CMC's capacity as distributor (including 12b-1 fees). AAL CMC's principal executive offices are located at 222 West College Avenue, Appleton, Wisconsin 54919.

         AAL CMC was organized in 1986 as a Delaware corporation. It is a wholly-owned subsidiary of AAL Holdings Inc., which in turn is a wholly-owned subsidiary of Aid Association for Lutherans ("AAL"). AAL is a non-profit, non-stock membership organization licensed to do business as a fraternal benefit society in all states. AAL has more than 1.7 million members and is the world's largest fraternal benefit society in terms of assets and life insurance in force. AAL ranks in the top two percent of all life insurers in the United States in terms of ordinary life insurance (nearly $88 billion in force). AAL offers life, health and disability income insurance and fixed and variable annuities to its members. All members are part of one of approximately 10,000 local AAL branches throughout the United States. AAL's principal executive offices are located at 4321 North Ballard Road, Appleton, Wisconsin 54919.

         For the fiscal year ended April 30, 2000, the Funds paid AAL a fee of $40,000 for accounting services under an Administrative Services Agreement.

PORTFOLIO TRANSACTIONS

         AAL CMC directs, and, if approved as the Fund's sub-adviser, PIMCO will direct the placement of orders for the purchase and sale of the Fund's portfolio securities. The costs of securities transactions for the Fund consist primarily of brokerage commissions or dealer or underwriter spreads. Bonds and money market instruments are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes.

         Occasionally, securities may be purchased directly from the issuer. For securities traded primarily in the over-the-counter market, the sellers who make a market in the securities are dealt with directly unless better prices and execution are available elsewhere. Such dealers usually act as principals for their own account. In placing portfolio transactions, AAL CMC seeks, and PIMCO will seek, the best combination of price and execution.

PRINCIPAL SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS

         As of April 28, 2000, the officers and Trustees of AAL Trust owned less than 1% of the shares of the Fund. As of that date, no person was known by AAL Trust to own of record or beneficially five percent (5%) or more of the outstanding shares of the Fund:

         The table presented in Appendix D attached to this Proxy Statement shows shares of the Fund as to which each Trustee and the group consisting of all Trustees and executive officers of AAL Trust had or shared power over voting or disposition as of April 28, 2000.

SHAREHOLDER MEETINGS

         AAL Trust is organized as a Massachusetts business trust, and as such is subject to Massachusetts law. Pursuant to Massachusetts law and the Declaration of Trust of AAL Trust, AAL Trust is not required to hold a shareholder meeting unless the election of Trustees, approval of the investment advisory agreement (or any sub-advisory agreement) or ratification of the selection of independent public accountants is not required to be acted upon by shareholders of AAL Trust under the 1940 Act. Meetings of the shareholders of AAL Trust will be held when and as determined necessary by the Board of Trustees of AAL Trust and in accordance with the 1940 Act. Other than the Special Meeting to which this Proxy Statement relates, AAL Trust currently does not anticipate that it will hold a meeting of shareholders of the Fund or of any of its other mutual funds in 2000.

         Shareholders who wish to present a proposal for action at the next meeting or suggestions as to nominees for the Board of Trustees should submit the proposal or suggestions to the following address: The AAL Mutual Funds, 222 West College Avenue, Appleton, Wisconsin 54919, Attention: Frederick D. Kelsven, Secretary. Proposals must be received a reasonable time prior to the date of the shareholder meeting to be considered at the meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be considered. Persons named as proxies for any subsequent shareholders meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

                              THE AAL MUTUAL FUNDS
                          The AAL High Yield Bond Fund
                         Special Meeting of Shareholders
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Robert G. Same and Frederick D. Kelsven, or either of them, proxy, with full power of substitution, to represent and vote, as designated on the reverse side, all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of The AAL High Yield Bond Fund to be held at 222 West College Avenue, Appleton, Wisconsin 54919 beginning at 10:00 am local time, on June 21, 2000, or at any adjournment thereof, with respect to the matters set forth and described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.



DATED:______________________________________, 2000

---------------------------------------------------
(If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)


---------------------------------------------------
(Please sign exactly as name appears at left)

                                    * * * * *

Please place an "X" on the desired blank for each Item. Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED FOR THE PROPOSAL.

---------------------------------------------------------------------------------- ------------- ------------------ ----------------
1.       Proposal  to approve  the  Sub-Advisory  Agreement  among The AAL Mutual    __ FOR        __ AGAINST         __ ABSTAIN
Funds  (on  behalf of The AAL High  Yield  Bond  Fund),  AAL  Capital  Management
Corporation  and  Pacific  Investment  Management  Company,  a copy of  which  is attached as Appendix A to the accompanying Proxy Statement.
 ---------------------------------------------------------------------------------- ------------- ------------------ ---------------

2.       In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THE CARD.

                                   APPENDIX A

                         FORM OF SUB-ADVISORY AGREEMENT

                              THE AAL MUTUAL FUNDS
                         SUB-ADVISORY AGREEMENT FOR THE
                            AAL HIGH YIELD BOND FUND
                                      WITH
                      PACIFIC INVESTMENT MANAGEMENT COMPANY


         AGREEMENT made this ____ day of ______________, 2000, by and among THE AAL MUTUAL FUNDS (the "Fund"), a Massachusetts business trust, AAL CAPITAL MANAGEMENT CORPORATION (the "Adviser"), a Delaware corporation and PACIFIC INVESTMENT MANAGEMENT COMPANY (the "Sub-Adviser"), a Delaware general partnership.

                                   WITNESSETH:

         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

     1.   In General.

         The Sub-Adviser agrees, as more fully set forth herein, to act as Sub-Adviser to the Fund with respect to the investment and reinvestment of the assets of the Fund's series of shares described as The AAL High Yield Bond Fund. It is understood that the Fund has designated, and there presently exist, several other series of the Fund's shares, and that the Fund may create one or more additional series from time to time in the future. This Agreement may be amended by the mutual written agreement of the parties to include any such additional series under the terms of this Agreement.

     2. Duties and Obligations of the Sub-Adviser with Respect to Investment of Assets of the High Yield Bond Fund.

          (a) Subject to the succeeding provisions of this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Trustees ("Trustees") of the Fund, the Sub-Adviser, as agent and attorney-in-fact with respect to the Fund, is authorized, in its discretion and with prior consultation with the Fund, on behalf of each series covered from time to time by this Agreement, to:

               (i) Buy, sell, exchange, convert, lend and otherwise trade in any stocks, bonds, currencies, and any other securities or assets;

               (ii) Place orders and negotiate the  commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select; including brokers and dealers that may be affiliates of the Sub-Adviser;

               (iii)Enter  into and  execute  agreements  on behalf of the Fund, relating to the acquisition or disposition of investment assets and the execution of portfolio transactions. Nothing contained herein, however, shall be deemed to authorize the Sub-Adviser to take or receive physical possession of any cash or securities held for the Fund, it being intended that sole responsibility for safe-keeping thereof and the consummation of all such purchases, sales, deliveries, and investments made pursuant to the Sub-Adviser's direction shall rest upon the Fund's Custodian; and

               (iv) Provide the Adviser and the  Trustees  with such  reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under the Investment Advisory Agreement with the Fund and those of AAL Capital Management Corporation under the Distribution Agreement with the Fund.

                  Written procedures with respect to (i), (ii) and (iii) above may be set forth as agreed to among the Fund, the Adviser and Sub-Adviser.

          (b) Any investment purchases or sales made by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder;
     (2) any other applicable provisions of law; (3) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Fund; and (5) the fundamental policies of the Fund, as reflected in its Registration Statement under the Act, or as amended by the shareholders of the Fund; provided that copies of the items referred to in clauses (3), (4) and (5) shall have been furnished to the Sub-Adviser.

          (c) The Sub-Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties ("disabling conduct") hereunder on the part of the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36 (b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund shall indemnify the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) against any liability arising from the Sub-Adviser's conduct under this Agreement to the extent permitted by the Articles of Incorporation and applicable law.

          (d) Nothing in this Agreement shall prevent the Sub-Adviser or any "affiliated person" (as defined in the Act) of the Sub-Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933 except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

          (e) In connection with its duties to arrange for the purchase and sale of the securities and other assets of each series covered from time to time by this Agreement, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Fund and the Adviser, provided that a copy of any such agreement shall have been provided to the Sub-Adviser. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Fund such information relating to portfolio transactions as they may reasonably request.

          (f) The Sub-Adviser may place orders both as to sales and purchases of assets directly through any broker or dealer it chooses. Brokers or dealers may be selected who provide brokerage and/or research services to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Brokers or dealers who execute portfolio transactions on behalf of the Fund may receive commissions which are in excess of the amount of commissions which other brokers or dealers would have charged for effecting such transactions. In order to cause the Fund to pay such higher commissions, the Sub-Adviser must determine in good faith that such commissions are reasonable in relation to the value of the brokerage and/or research services provided by such executing brokers or dealers viewed in terms of a particular transaction or the Sub-Adviser's overall responsibilities to the Fund or its other discretionary client accounts.

          (g) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

                  The Sub-Adviser may purchase or sell for the Fund, pursuant to the Fund's Rule 10f-3 Procedures, any security (including securities of the same class as those under-written or other securities of the same or related issuer) for which any affiliate of the Sub-Adviser acts as (1) an underwriter (either as lead underwriter or syndicate member), both during the pendency of any underwriting or selling syndicate and thereafter, or (2) a market maker, provided that such security is purchased from a non-affiliated party.

          (h) The Sub-Adviser shall be responsible for Schedule 13F reporting for the securities held by the High Yield Bond Fund.

     3.   Allocation of Expenses.

         During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. The Sub-Adviser agrees that it will furnish the Fund, at the Sub-Adviser's expense, with all office space, facilities, equipment, and clerical personnel necessary for carrying out its duties under this Agreement.

     4.   Certain Records.

         Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act that are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund or Adviser on request.

     5.   Reference to the Sub-Adviser.

         Neither the Fund, the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

     6.   Compensation of the Sub-Adviser.

         The Adviser agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee, payable monthly in arrears and computed on the average daily net asset value of The AAL High Yield Bond Fund at rates shown on Exhibit A attached hereto.

     7.   Duration and Termination.

          (a) This Agreement shall go into effect for The AAL High Yield Bond Fund on ______________, 2000, or as soon thereafter as it is approved by shareholders of that Fund, and shall, unless terminated as hereinafter provided, continue in effect thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Trustees, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund, with respect to the High Yield Bond Fund, and, in either case, a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving the Fund and the Adviser sixty (60) days' written notice (which notice may be waived by the Fund and Adviser) and may be terminated by the Fund or the Adviser at any time without penalty upon giving the Sub-Adviser sixty (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Trustees in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund, with respect to The AAL High Yield Bond Fund, or with respect to any other series of the Fund covered by this Agreement, by the vote of a majority of the outstanding shares of such series. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also terminate in the event that the Investment Advisory Agreement is terminated.

     8.   Agreement Binding Only On Fund Property.

         The Sub-Adviser understands that the obligations of this Agreement are not binding upon any shareholder of any series of the Fund personally, but bind only the property of the Fund allocated to the particular series; the Sub-Adviser represents that it has notice of the provisions of the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

     9.   Action By An Individual Series.

         The provisions of this Agreement and any amendments hereto with respect to The AAL High Yield Bond Fund or any other series of the Fund covered hereby may be approved by the shareholders of such series and become effective with respect to the assets of such series without the necessity of approval thereof by shareholders of any other series. The Adviser represents that the holders of a majority (as defined in the "Act") of The AAL High Yield Bond Fund will vote on approval of the entry into this Agreement on behalf of said series.

     10.  Notices.

         The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any of the following events:

          (a) Any change in any of the Sub-Adviser's portfolio managers;

          (b) The Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

          (c) The Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity, before any court, public board or body, involving the affairs of the Fund or another series of the Fund covered by this Agreement, or

          (d) Any change in ownership or control, or partnership structure of the Sub-Adviser.

     11.  Manner of Notice.

         Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission, or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed served seven days after mailing and in the case of telex, facsimile or other electronic transmission, twelve hours after confirmed receipt thereof. Addresses for notice may be changed by written notice to the other party.

                  The Adviser:       Robert G. Same, President
                                     AAL Capital Management Corporation
                                     222 West College Avenue
                                     Appleton, WI 54919-0007
                                     Fax:  (920)730-3783

                  The Fund:          Robert G. Same, President
                                     The AAL Mutual Funds
                                     222 West College Avenue
                                     Appleton, WI 54919-0001
                                     Fax:  (920) 734-5721

                  The Sub-Adviser:   ___________________________
                                     Pacific Investment Management Company
                                     800 Newport Center Drive
                                     Suite 300
                                     Newport Beach, CA  92660
                                     Fax:  (949) 720-1376

         No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties.

         The Adviser and the Fund acknowledges receipt of the Sub-Adviser's Part II, Form ADV at least 48 hours in advance of signing this Agreement.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be governed by the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

                                    THE AAL MUTUAL FUNDS


                                    Robert G. Same, President




                                    AAL CAPITAL MANAGEMENT CORPORATION


                                    Robert G. Same, President




                                    PACIFIC INVESTMENT MANAGEMENT COMPANY


                                    [Insert Name and Title of Signing Officer]

            EXHIBIT A TO THE AAL MUTUAL FUNDS SUB-ADVISORY AGREEMENT
                            (Dated _________________)

         1.       The AAL High Yield Bond Fund

         The management fee for The AAL High Yield Bond Fund, payable to the Sub-Adviser by the Adviser, calculated in accordance with paragraph 6 of The AAL Mutual Funds Sub-Advisory Agreement, shall be at the annual rate of: 25 basis points.

                                   APPENDIX B


         The address of each managing director and the principal executive officer of PIMCO is 840 Newport Center Drive, Suite 300, Newport Beach, California 92660.


                               MANAGING DIRECTORS

NAME AND ADDRESS                                                      PRINCIPAL OCCUPATION

William S. Thompson, Jr.                     Managing  Director,  Chief Executive  Officer and Executive  Committee
April 1993 to Present                        Member,  PIMCO;   Managing  Director,   Chief  Executive  Officer  and
                                             Director,  PIMCO  Management,  Inc.;  Member of  Management  Board and
                                             Executive Committee,  PIMCO Advisors L.P.; President,  Chief Executive
                                             Officer and Member, PIMCO Partners LLC.

William R. Benz, II                          Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
June 1986 to Present                         Management, Inc.; Member of PIMCO Partners LLC.

Robert Wesley Burns                          Managing  Director and Executive  Committee  Member,  PIMCO;  Managing
February 1987 to Present                     Director  and  Director,  PIMCO  Management,  Inc.;  Member  of  PIMCO
                                             Partners LLC.

Chris P. Dialynas                            Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
July 1983 to Present                         Management, Inc.; Member of PIMCO Partners LLC.

Mohamed A. El-Erian                          Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
May 1999 to Present                          Management, Inc.

William H. Gross                             Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
June 1971 to Present                         Management, Inc.; Director and Vice President,  StocksPLUS Management,
                                             Inc.;  Member of Management  Board,  PIMCO  Advisors  L.P.;  Member of
                                             PIMCO Partners LLC.

John L. Hague                                Managing  Director and Executive  Committee  Member,  PIMCO;  Managing
September 1987 to Present                    Director  and  Director,  PIMCO  Management,  Inc.;  Member  of  PIMCO
                                             Partners LLC.

Pasi M. Hamalainen                           Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
January 1994 to Present                      Management, Inc.

Brent R. Harris                              Managing  Director and Executive  Committee  Member,  PIMCO;  Managing
June 1985 to Present                         Director  and  Director,  PIMCO  Management,  Inc.;  Director and Vice
                                             President,  StocksPLUS  Management,  Inc.;  Member of Management Board
                                             and  Executive  Committee,   PIMCO  Advisors  L.P.;  Member  of  PIMCO
                                             Partners LLC.

Brent L. Holden                              Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
December 1989 to Present                     Management, Inc.

Margaret E. Isberg                           Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
August 1983 to Present                       Management, Inc.; Member of PIMCO Partners LLC.

John S. Loftus                               Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
August 1986 to Present                       Management, Inc.

Dean S. Meiling                              Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
December 1976 to Present                     Management, Inc.; Member of PIMCO Partners LLC.

James F. Muzzy                               Managing  Director and Executive  Committee  Member,  PIMCO;  Managing
September 1971 to Present                    Director  and  Director,  PIMCO  Management,  Inc.;  Director and Vice
                                             President, StocksPLUS Management, Inc.; Member of PIMCO Partners LLC.

William F. Podlich, III                      Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
June 1966 to Present                         Management,  Inc.;  Member of Management  Board,  PIMCO Advisors L.P.;
                                             Member of PIMCO Partners LLC.

William C. Powers                            Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
January 1991 to Present                      Management, Inc.; Member of PIMCO Partners LLC.

Ernest L. Schmider                           Managing Director and Secretary,  PIMCO; Managing Director,  Director,
March 1994 to Present                        and  Secretary,   PIMCO  Management,   Inc.;  Director  and  Assistant
                                             Secretary,  StocksPLUS Management,  Inc.; Senior Vice President, PIMCO
                                             Advisors, L.P.; Secretary PIMCO Partners, LLC.

Lee R. Thomas                                Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
April 1995 to Present                        Management, Inc.; Member of PIMCO Partners LLC.

Benjamin L. Trosky                           Managing  Director,  PIMCO;  Managing  Director  and  Director,  PIMCO
October 1990 to Present                      Management,  Inc.;  Member of Management  Board,  PIMCO Advisors L.P.;
                                             Member of PIMCO Partners LLC.

                                   APPENDIX C

                     OTHER HIGH YIELD BOND FUNDS MANAGED BY
                      PACIFIC INVESTMENT MANAGEMENT COMPANY



MANAGEMENT FEE SCHEDULES FOR SUB-ADVISORY RELATIONSHIPS:

NAME OF FUND                                             ADVISORY RATE FEE                     APPROXIMATE ASSETS

PIMCO FUNDS:

PACIFIC INVESTMENT MANAGEMENT SERIES:
High Yield Bond Fund                        Annual  rate of 0.25% of  average  daily net         $3,183,020,656
                                            assets
PIMCO VARIABLE INSURANCE TRUST:
High Yield Bond Portfolio                   Annual  rate of 0.25% of  average  daily net           $141,365,884
                                            assets

                                   APPENDIX D

         The table below shows shares of The AAL High Yield Bond Fund as to which each Trustee and the group consisting of all Trustees and executive officers of AAL Trust had or shared power over voting or disposition as of April 28, 2000.

                                                                                              PERCENT OF OUTSTANDING
NAME AND ADDRESS                                 NUMBER OF SHARES OF THE FUND(1)                  SHARES OF FUND
----------------                                 -------------------------------                  --------------
F. Gregory Campbell                                             0                                      0.00%
Carthage College
2001 Alford Park Drive
Kenosha, WI 53140

Woodrow E. Eno(2)                                               0                                      0.00%
Aid Association for Lutherans
4321 North Ballard Road
Appleton, Wisconsin 54919

Richard L. Gady                                              243.66
Conagra Inc.                                                                                       Footnote (3)
One Conagra Drive
Omaha, NE 68102-5001

John O. Gilbert(2)                                              0                                      0.00%
Aid Association for Lutherans
4321 North Ballard Road
Appleton, Wisconsin 54919

John H. Pender                                                  0                                      0.00%
1056 S. Manzanita Avenue
Palms Springs, CA 92264

Edward W. Smeds                                                 0                                      0.00%
10 Regent Woods Road
Northfield, IL 60093

Lawrence M. Woods                                               0                                      0.00%
524 Sunset Drive
Worland, WY 82401

All Trustees and Executive Officers as a                     243.66                                Footnote (3)
Group (a total of 14 persons)

(1) These figures are based on information furnished by the respective individuals and by Firstar Trust Company, AAL Trust's Transfer Agent, as of April 28, 2000. Certain of the individuals listed share voting and investment power with such individual's spouse with respect to some or all of the shares listed.
(2) Trustees who are "interested persons" of the Funds, as defined in the Investment Company Act of 1940. John Gilbert serves as; President, CEO and Chairman of the Board of AAL, and Director and President of AAL Holdings Inc. Woodrow Eno serves as Senior Vice-President, General Counsel and Secretary of AAL, Director and Chairman of the Board of AAL CMC, and Director and Secretary of AAL Holdings Inc.
(3)      Less than 1 percent